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                                                                   EXHIBIT 10.42



                        LONG-TERM INCENTIVE PROGRAM (LTI)



1.       Program is stock-option based.

2. Grants will be made at the discretion of the CEO and the Board Compensation Committee.

3. Employment vesting occurs in years five and six at 50% each year. Early vesting will occur based on achieving "hurdles." The following are the plan "hurdles:"

                  1st hurdle-$10.00 over stock price at grant 2nd hurdle-$20.00 over stock price at grant 3rd hurdle-$30.00 over stock price at grant

4. Once each $10.00 hurdle is met, the participant would immediately vest 1/6 in the option and 120 days later would vest in the remaining 1/6.

5.       Stock must hold hurdle price for 20 days before acceleration.

6.       Participation levels:

                  CEO               300,000 shares
                  COO               150,000 shares
                  CFO               100,000 shares
                  SVP                75,000 shares